Exhibit 10.3

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as from time to time amended, restated, supplemented or otherwise modified, this “Agreement”), dated as of 15 April 2021, is made by Slinger Bag Inc., a Nevada corporation having offices at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244 (“Parent”), Slinger Bag Americas Inc., a Delaware corporation having offices at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244 (“Slinger Bag Americas”), Slinger Bag Canada, Inc., a Canadian company having offices at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244 (“SBC”), Slinger Bag International (UK) Limited (“SB UK”), an English limited company having offices at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244 and Slinger Bag Ltd., an Israeli company having offices at 2709 North Rolling Road, Suite 138, Windsor Mill, MD 21244 (“SBL;” Slinger Bag Americas, SBC, SB UK, SBL and the Parent are referred to collectively, jointly and severally, as the “Grantor”), and SB Invesco LLC, a Wyoming limited liability company (the “Lender”).

BACKGROUND:

The Grantor has agreed to execute and deliver to Lender this Agreement to secure the indebtedness of Grantor under the promissory note (the “Note”) issued pursuant to the Loan Agreement (as defined herein).

TERMS AND CONDITIONS:

For the reasons described above, in consideration of the mutual promises and covenants set forth in this Loan Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

1. DEFINED TERMS: RULES OF CONSTRUCTION. Capitalized terms used in this Agreement but not otherwise defined herein have the meanings given to them in the Notes or the Loan Agreement, as applicable. When used herein the following terms shall have the following meanings:

a. “Copyrights” means all copyrights (whether registered or unregistered), and all moral rights and all registrations, applications for registration, renewals, extensions and reversions of any of the foregoing.

b. “Copyright Licenses” means all agreements pursuant to which Grantor is licensor or licensee, granting any right under any Copyright, including rights to manufacture, reproduce, display, distribute, perform, modify or otherwise exploit, and sell materials embodying or derived from, any work protected by Copyright.

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c. “Intellectual Property” means all intellectual property rights and related priority rights throughout the world, whether protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including any and all of the following: (i) Patents; (ii) Trademarks; (ii) Copyrights; (iii) Patent Licenses; (iv) Trademark Licenses; (v) Copyright Licenses; (vi) Trade Secrets, (vii) all intellectual property rights in or to Software, databases and data collections, and (viii) all domain names, together with the goodwill associated therewith, and all registrations, applications for registration, renewals and extensions for any of the foregoing.

d. “Loan Agreement” means that certain Business Loan and Security Agreement made and entered into as of 15 April 2021, by and among the Granter, and Lender (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).

e. “Obligations” shall have the meaning provided thereto in the Loan Agreement.

f. “PTO” means the United States Patent and Trademark Office and any successor office or agency.

g. “Patents” means all patents and patent applications and invention disclosures, including all continuations, continuations-in-part, divisionals and provisionals and all patents issuing on any of the foregoing, and all reissues, reexaminations, substitutions, renewals and extensions of any of the foregoing.

h. “Patent Licenses” means all agreements pursuant to which Granter is licensor or licensee, granting any right to manufacture, have made, import, use, or sell any invention claimed, in whole or in part, in a Patent.

i. “Software” means all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) documentation, including user manuals and other training documentation, related to any of the foregoing.

j. “Technology” means all Software, works of authorship, compositions, content, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, recordings, graphs, drawings, reports, analyses and other similar writings and materials.

k. “Trademarks” means all trade names, trademarks, service marks, trade dress, logos and other source or business identifiers (whether registered or unregistered), together with the goodwill associated with any of the foregoing, and all registrations, applications for registration, renewals and extensions for any of the foregoing.

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l. “Trademark Licenses” mean all agreements pursuant to which Grantor is licensor or licensee, granting any right to use a Trademark.

m. “Trade Secrets” mean all trade secrets and all intellectual property rights in or to proprietary information, know-how, show-how or Technology.

n. “UCC” shall have the meaning provided thereto in the Loan Agreement.

o. All Schedules, Addenda, Annexes and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement. The words “herein”, “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the Exhibits, Addenda, Annexes and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term “or” is not exclusive. The term “including” (or any form thereof) shall not be limiting or exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in this Agreement or in the Schedules, Addenda, Annexes and Exhibits to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement or the Related Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

p. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, Schedules or Exhibits hereto.

2. GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERlY COLLATERAL. To secure the prompt payment to the holder of the Notes of the Obligations of the Grantor now or hereafter existing from time to time, Grantor hereby pledges and grants to the Lender, for the benefit of the holder of the Notes, a continuing security interest in and Lien upon all of Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Collateral”):

a. Trademarks and Trademark Licenses to which Grantor is a party including those referred to on Schedule I hereto;

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b. Patents and Patent Licenses to which Granter is a party, including those referred to on Schedule II hereto;

c. Copyrights and Copyright Licenses to which Granter is a party, including those referred to on Schedule Ill hereto;

d. Intellectual Property not covered by the foregoing, including those referred to on Schedule IV hereto;

e. Rights to sue third parties for past, present or future infringement, dilution, misappropriation, or other violation of rights in any Intellectual Property, including injury to the goodwill associated with any Trademark, and all causes of action for the same; and

f. All proceeds of all or any of the foregoing, tort claims and all claims and other rights to payment including (i) insurance claims against third parties for loss of, damage to, or destruction of, the foregoing Collateral and (ii) payments due or to become due under Copyright Licenses, Patent Licenses or Trademark Licenses and proceeds payable under, or unearned premiums with respect to, policies of insurance in whatever form regarding the foregoing Collateral; provided, however, that, notwithstanding any of the foregoing or anything else in this Agreement or the Loan Agreement or otherwise, Collateral shall not include (i) any property or interests in property to the extent that the grant of a security interest therein is prohibited by any rule of Law, statute or regulation, requires a consent not obtained of any government, governmental body or official or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document or shareholder or similar agreement, except to the extent that such rule of Law, statute or regulation or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable Law or (ii) any Trademark application filed in the PTO on the basis of Grantor’s intent to use the Trademark that is the subject of such Trademark application, unless and until a statement of use or amendment to allege use under 15 U.S.C. Section 1051(d) or 15 U.S.C. Section 1051(c), respectively, has been filed in the PTO and examined and accepted or deemed in conformance with 15 U.S.C. Section 1051(a), respectively, by the PTO, in which event, such Trademark shall automatically be included in the Collateral.

3. COVENANTS. Granter covenants and agrees with Lender, from and after the date of this Agreement, and in addition to the covenants in the Notes, that:

a. Granter shall notify Lender reasonably promptly if it knows (i) that any application or registration for any Intellectual Property owned by Grantor may become abandoned, dedicated to the public or placed in the public domain or otherwise invalidated or unenforceable (unless, in any of the foregoing cases, Granter shall have previously determined in its reasonable business judgment that such Intellectual Property is no longer necessary for or desirable in the conduct of Grantor’s business), or (ii) of any adverse determination in any proceeding (including the institution of any proceeding) in the PTO, the United States Copyright Office, or any similar agency of the United States, any State of the United States, or other country or political subdivision thereof, any Internet domain name registry or other registry, or any court, regarding Grantor’s ownership of or right to use, register, keep or maintain any material Intellectual Property;

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b. Grantor shall take all reasonable actions necessary to maintain and pursue each application for registration of the material Intellectual Property owned by Grantor from time to time, including filing applications for renewal, affidavits of use, affidavits of noncontestability and the commencement and prosecution of opposition and interference and cancellation proceedings (unless, in any of the foregoing cases, Grantor reasonably determines that any such action would be of negligible economic value or that any such action would jeopardize or harm any other Intellectual Property (including any application or registration therefor));

c. In the event that any Intellectual Property owned by Grantor (or exclusively licensed to Grantor such that Grantor has sufficient rights and standing under applicable Law to assert such Intellectual Property against any third party) is infringed, diluted, misappropriated, or otherwise violated by a third party, Grantor shall notify Lender reasonably promptly after Grantor learns thereof and shall, unless Grantor reasonably determines that any such action would be of negligible economic value or that any such action would jeopardize or harm any other Intellectual Property (including any application or registration therefor) or would otherwise be inadvisable, (i) reasonably promptly take reasonable actions to stop the same and enforce its rights in such Intellectual Property and (except where the failure to recover such damages could not reasonably be expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties or operations of Grantor) to recover all damages therefor, including, when and where reasonably appropriate, the initiation of a suit for injunctive relief or damages and (ii) take such other actions as are reasonable under the circumstances to protect Grantor’s rights in such Intellectual Property;

d. Grantor shall, when and where commercially reasonable and feasible, use statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, appropriate notice of copyright in connection with the publication of materials protected by Copyright and any other legends or markings required by Law that are applicable to other Intellectual Property;

e. Grantor shall maintain the level of the quality of products sold and services rendered under any Trademarks owned by Grantor at a level at least substantially consistent with the quality of such products and services as of the date hereof, and, with respect any products sold or services rendered by Grantor’s licensees of any Trademarks owned by Grantor, Grantor shall reasonably control the quality of such products sold and services rendered under such Trademarks owned by Grantor;

f. Grantor shall take all reasonable steps necessary to protect the secrecy of all Trade Secrets material to its business (unless Grantor shall have previously determined in its reasonable business judgment that any such Trade Secret is of negligible economic value or is no longer necessary for or desirable in the conduct of Grantor’s business).

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4. LOAN AND SECURITY AGREEMENT. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted by Grantor to Lender, for the benefit of the holder of the Notes, pursuant to the Loan Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Lender with respect to the Collateral made and granted herein are more fully set forth in the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Any rights and remedies set forth herein are without prejudice to, and in addition to, those set forth in the Loan Agreement.

5. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by Grantor, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

6. NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Loan Agreement.

7. TERMINATION OF THIS AGREEMENT. Subject to Section 5 hereof, this Agreement shall terminate upon payment in full of the Obligations.

8. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WYOMING APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Signature page follows.

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IN WITNESS WHEREOF, Grantor has executed this Intellectual Property Security Agreement as of 15 April 2021.

GRANTOR:

SLINGER BAG, INC.,
a Nevada corporation

By:	Mike Ballardie
Its:	Chief Executive Officer

SLINGER BAG AMERICAS INC.,
a Delaware corporation

By:	Mike Ballardie
Its:	Chief Executive Officer

SLINGER BAG CANADA, INC.,
a Canadian company

By:	Mike Ballardie
Its:	Chief Executive Officer

SLINGER BAG LTD.,
an Israeli company

By:	Mike Ballardie
Its:	Chief Executive Officer

SLINGER BAG INTERNATIONAL (UK) LIMITED,
An English limited company

By:	Mike Ballardie
Its:	Chief Executive Officer

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SCHEDULE I
TO
INTELLECTUAL PROPERTY SECURITY AGREEMENT

I. TRADEMARKS

TRADEMARKS
SLBG	Mark	Serial No.	Filed	Goods	Reg. No.	Issue Date	Next Due (Window Opens)
8157 United States	Slinger,	88013537	06-25-2018	IC 28: Cases for tennis balls; Racket cases; Tennis ball throwing apparatus	6053961	05-12-2020	Renewal due 05-12-2025
8157 Chile		1317645	03-18-2019	IC 28: Cases for tennis balls; Racket cases; Tennis ball throwing apparatus	1306502	09-25-2019	Renewal due 09-25-2029
8157 United Arab Emirates					Pending
8157 South Africa		2019/07763	03-18-2019	IC 28: Cases for tennis balls; Racket cases; Tennis ball throwing apparatus	2019/07763	07-30-2020	Renewal due 03-18-2029
8157 Taiwan		108016210	05-17-2019	IC 28: Cases for tennis balls; Racket cases; Tennis ball throwing apparatus	2010780	09-16-2019	Renewal due 03-19-2029
8157 Mexico		1465081	03-19-2019	IC 28: Cases for tennis balls; Racket cases; Tennis ball throwing apparatus	1465081	03-06-2020	Renewal due 03-19-2029
8157 Colombia					1465081	06-04-2020	Renewal due 03-19-2019
8157 European Union					1465081	06-12-2019	Renewal due 03-19-2029
8157 Russia					1465081	12-17-2019	Renewal due 03-19-2029
8157 Poland					1465081	06-12-2019	Renewal due 03-19-2029
8157 Czech Repubilc					1465081	12-17-2019	Renewal due 03-19-2029
8157 Australia					1465081	01-14-2020	Renewal due 03-19-2029
8157 New Zealand					1120235	06-12-2019	Renewal due 03-19-2029

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TRADEMARKS
SLBG	Mark	Serial No.	Filed	Goods	Reg. No.	Issue Date	Next Due (Window Opens)
8157 China					1465081	06-12-2019	Renewal due 03-19-2029
8157 Israel					1465081	01-03-2021	Renewal due 03-19-2029
8157 Japan					1465081	09-25-2020	Renewal due 03-19-2029
8157 South Korea	Slinger,	1465081	03-19-2019	IC 28: Cases for tennis balls; Racket cases; Tennis ball throwing apparatus	1465081	06-01-2020	Renewal due 03-19-2029
8157 Switzer- land					Pending
8157 Indonesia					Pending
8157 Malaysia					Pending
8157 Viet Nam					1465081	05-09-2020	Renewal due 03-19-2029
8157 Thailand					1465081		published
8157 Turkey					1465081	12-29-2020	Renewal due 03-19-2029
8157 Singapore					1465081	11-21-2019	Renewal due 03-19-2029
8157 India					1465081	12-11-2019	Renewal due 03-19-2029
8157 Argentina	Slinger,	3919268	07-29-2020	IC 28: Cases for tennis balls; Racket cases; Tennis ball throwing apparatus	pending
8157 Brazil	Slinger,	919493700	03-31-2020	IC 28: Cases for tennis balls; Racket cases; Tennis ball throwing apparatus	919493700	11-24-2020	Renewal due 11-24-2030
8633 United States	SLINGER BAG	88179181	11-02-2018	IC 28: Cases for tennis balls; Racket cases; Tennis ball throwing apparatus	6158818	09-22-2020	Renewal due 09-22-2025
9753 United States	CHANGE THE GAME	88745024	01-02-2020	IC 28: Cases for tennis balls; Racket cases; Tennis ball throwing apparatus	6223455	12-15-2020	Renewal due 12-15-2025

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TRADEMARKS
SLBG	Mark	Serial No.	Filed	Goods	Reg. No.	Issue Date	Next Due (Window Opens)
9753 Europe		1517060	01-10-2020	IC 28: Cases for tennis balls; Racket cases; Tennis ball throwing apparatus	1517060	07-14-2020	Renewal due 01-10-2030
9753 United Kingdom		1517060	01-10-2020	IC 28: Cases for tennis balls; Racket cases; Tennis ball throwing apparatus	1517060	08-14-2020	Renewal due 01-10-2030
9753 Japan		Quote Provided
9753 China		Quote Provided
10376	SLINGER SMARTBAG	90/642658	11-25-2020	009/Hardware and downloadable software for monitoring and analyzing various parameters associated with sports performance and sports play, for exercise and fitness training; downloadable mobile application software for monitoring and analyzing various parameters associated with sports performance and sports play, for exercise and fitness training; digital media, namely, downloadable audio and audiovisual recordings, all in the field of exercise, fitness, wellness, sports analysis and personal development; downloadable software in the nature of an application for use by individuals participating in physical fitness, exercise, sports, physical training, and exercise instruction for detecting, storing, analyzing and reporting various parameters of human energy expenditure and physical activity level, for developing and monitoring personal activity and sports performance, training goals and giving feedback on the achieved results; Portable electronic devices for monitoring and analyzing ball movement in sports; Portable electronic devices for monitoring and analyzing sports play, player movement and positioning, and player performance; Tracking device to be worn on the wrist of an athlete during sports events; Electronic devices for localing and tracking athletes using radio frequency, global positioning systems, and cellular communication networks; GPS tracking devices; Cameras; Sunglasses; Sport glasses
				010/ Heart rate monitors; Exercise monitors
				018/ Bags, namely, duffel bags, tote bags, travel bags, toiletry bags sold empty, and backpacks; all-purpose sports bags; umbrellas
				028/ Cases for tennis balls; Racket cases; Tennis ball throwing apparatus; Ball throwing apparatus; Ball collection apparatus; Ball throwing apparatus for use with racquetsports; Cases specially adapted for sports equipment; Sport balls; Racket balls; Sport rackets; Rackets for tennis, badminton, racquetball, squash, pickleball, padel, soft tennis, ping pong; Sport cases; Racket cases; Racket cases for racquetsport rackets, namely rackets for tennis, badminton, racquetball, squash, pickleball, padel, soft tennis, ping pong; Protective covers for rackets; Sports grip tape; Grip tape for racquetsport rackets; Strings for racquetsport rackets

042/

Software as a service (SAAS) services featuring software for monitoring and analyzing various parameters associated with sports performance, sport analysis and sports play, for detecting, storing, analyzing and reporting various parameters of human energy expenditure and physical activity level, for developing and monitoring personal activity and sports performance, training goals and giving feedback on the achieved results, and for exercise and fitness training; Software as a service {SAAS) services featuring software using artificial intelligence for monitoring and analyzing various parameters associated with sports performance, sport analysis and sports play, for detecting, storing, analyzing and reporting various parameters of human energy expenditure and physical activity level, for developing and monitoring personal activity and sports performance, training goals and giving feedback on the achieved results, and for exercise and fitness training; Providing a web site featuring temporary use of non- downloadable software allowing web site users to upload on-line videos for sharing with others

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TRADEMARKS
SLBG	Mark	Serial No.	Filed	Goods	Reg. No.	Issue Date	Next Due (Window Opens)
10526	SLINGER	90/342,648	11-25-2020	Same as 10376
1873351 Canada	Slinger,	1873351	12-15-2017	IC 28: Cases for tennis balls; Racket cases; Tennis ball throwing apparatus	TMA1045814	07-30-2019	Renewal due 07-30-2029
1873354 Canada	SLINGER BAG	1873354	12-15-2017	IC 28: Cases for tennis balls; Racket cases; Tennis ball throwing apparatus	TMA1059268	10-17-2019	Renewal due 10-17-2029

II. INTERNET DOMAIN NAMES

1.	Slinger.cz
2.	Slingerbag.nl
3.	Slinger.at
4.	Slingerbag.be
5.	Slingerbg.pl
6.	Slingerbag.com.tw
7.	Slinger.com.tw
8.	Slinger-bag.com
9.	Slingerbag.in
10.	Slingerbag.co.il
11.	Slingerbag.biz
12.	Slingerbag.info
13.	Slingerbag.co
14.	Slingerbag.mx
15.	Slingerbag.cn
16.	Slingerbag.kr
17.	Slinger.kr
18.	Slingerbag.dk
19.	Slingerbag.com
20.	Slingerbag.asia
21.	Slingerbag.app
22.	Slinger-bag.co.uk
23.	Slingerbag.online
24.	Slingerbag.tech
25.	Slingerbag.store
26.	Slingerbag.shop

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SCHEDULE II

TO

INTELLECTUAL PROPERTY SECURITY AGREEMENT

PATENTS

Tennis Ball Launch Bag (Cl. 03-01)	40093/dJP/19	JP	WIP094464/970051484/JP		Pending
Tennis Ball Launch Bag (Cl. 03-01)	40093/dll/19	IL	WIPO94464/970051484/IL		Pending
Tennis Ball Launch Bag (Cl. 03-01)	40093/dHAP/19	HAP	WIPO94464/970051484	DM/209 855	Granted
Tennis Ball Launch Bag (Cl. 03-01)	40093/dEP/19	EP	WIPO94464/970051484/EP	DM/209 855	Granted
Tennis Ball Launch Bag	40093/dCN/19	CN	2020/30188313		Pending
Tennis Ball Launch Bag (Cl. 03-01)	40093/dCA/19	CA	WIPO94464/970051484/CA		Pending
Tennis Ball Launch Bag (Cl. 03-01)	40093/dUS/19	us	35/510,195		Pending
A TELESCOPIC BALL RETRIEVAL DEVICE	40092/dHAP/19	HAP	970051483		Pending
A TELESCOPIC BALL RETRIEVAL DEVICE	40092/dCA/19	CA	970051483		Pending
A TELESCOPIC BALL RETRIEVAL DEVICE	40092/dCN/19	CN	2020/30189179.6		Allowed
A TELESCOPIC BALL RETRIEVAL DEVICE	40092/dEP/19	EP	970051483		Granted

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A TELESCOPIC BALL RETRIEVAL DEVICE	40092/dlL/19	IL	65884		Granted
A TELESCOPIC BALL RETRIEVAL DEVICE	40092/dJP/19	JP	970051483		Pending
OSCILLATING TURNING DEVICE FOR TENNIS BALL LAUNCHER (Cl. 21-02)	40091/dUS/19	us	35/510,172		Pending
OSCILLATING TURNING DEVICE FOR TENNIS BALL LAUNCHER (Cl. 21-02)	40091/dJP/19	JP	WIPO94448/970063866/JP		Pending
OSCILLATING TURNING DEVICE FOR TENNIS BALL LAUNCHER (Cl. 21-02)	40091/dlL/19	IL	WIP094448/970063866/IL		Pending
OSCILLATING TURNING DEVICE FOR TENNIS BALL LAUNCHER (Cl. 21-02)	40091/dHAP/19	HAP	WIP094448/970063866	DM/209 852	Granted
OSCILLATING TURNING DEVICE FOR TENNIS BALL LAUNCHER (Cl. 21-02)	40091/dEP/19	EP	WIPO94448/970063866/EP	DM/209 852	Granted
A HORIZONTALLY OSCILLATING TURNING DEVICE FOR TENNIS BALL LAUNCHER	40091/dCN/19	CN	2020/30189181.3		Pending
OSCILLATING TURNING DEVICE FOR TENNIS BALL LAUNCHER (Cl. 21-02)	40091/dCA/19	CA	WIPO94448/970063866/CA		Pending

** “HAP” stands for “Application filed under the Hague Agreement.”

Exhibit B - Intellectual Property Security Agreement	Page 13 of 15

SCHEDULE III

IQ

INTELLECTUAL PROPERTY SECURITY AGREEMENT

I.	COPYRIGHT REGISTRATIONS

II.	COPYRIGHT APPLICATIONS

III.	COPYRIGHT LICENSES

Name of Agreement	Parties	Effective Date

NOT APPLICABLE

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SCHEDULE IV

TO

INTELLECTUAL PROPERTY SECURITY AGREEMENT

OTHER INTELLECTUAL PROPERTY REGISTRATIONS AND APPLICATIONS.

NOT APPLICABLE

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